Exhibit 10.1
INDEMNIFICATION AGREEMENT
This Indemnification Agreement (this “Agreement”), dated the 8th day of December, 2019, is by and between Celadon Group, Inc., a Delaware corporation (the “Corporation”), and ___________, an individual (“Indemnitee”).
RECITALS
A.          Competent and experienced persons are reluctant to serve or to continue to serve as directors, managers and/or officers of legal entities or in other capacities unless they are provided with adequate protection through insurance or indemnification (or both) against claims and actions against them arising out of their service to and activities on behalf of the entity.
B.          The current uncertainties relating to the availability of adequate insurance have increased the difficulty for companies of attracting and retaining competent and experienced persons to serve in such capacity.
C.          The Board of Directors of the Corporation (the “Board of Directors”) has determined that enhancing the ability of the Corporation to retain and attract as directors and/or officers the most capable persons is in the best interests of the Corporation, and that the Corporation therefore should seek to assure such persons that indemnification and insurance coverage is available, at its own expense, on an ongoing basis.
D.          As a supplement to and in the furtherance of the Corporation’s Amended and Restated Certificate of Incorporation (as may be amended or restated from time to time, the “Certificate of Incorporation”), the Corporation’s Amended and Restated By-laws (as may be amended or restated from time to time, the “Bylaws”), and the organizational documents of any direct or indirect subsidiary or parent of the Corporation (such organizational documents, together with the Certificate of Incorporation and the Bylaws, the “Constituent Documents”), it is reasonable, prudent, desirable and necessary for the Corporation contractually to obligate itself to indemnify, and to pay in advance expenses and losses on behalf of, directors and officers to the fullest extent permitted by law so that they will serve or continue to serve the Corporation free from concern that they will not be so indemnified and that their expenses will not be so paid in advance.
E.          This Agreement is not a substitute for, nor does it diminish or abrogate any rights of Indemnitee under, the Constituent Documents or any resolutions adopted pursuant thereto (including any contractual rights of Indemnitee that may exist under any other agreement, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee, and as to actions in any other capacity). In the event of conflict of any provision(s) of any Constituent Document and this Agreement, the provision(s) of the Constituent Document and this Agreement shall be interpreted together in the manner that is most favorable to the Indemnitee.
F.          Indemnitee is or will be a director and/or officer of the Corporation, one of its direct or indirect subsidiaries, or a parent of the Corporation and his or her willingness to serve or continue to serve in such capacity is predicated, in substantial part, upon the Corporation’s willingness to indemnify him or her to the fullest extent permitted by the laws of the State of Delaware and upon the other undertakings set forth in this Agreement.
G.          Indemnitee may have certain rights to indemnification and/or insurance provided by the Other Indemnitors (as defined below), which Indemnitee and the Other Indemnitors intend to be secondary to the primary obligation of the Corporation to indemnify Indemnitee as provided herein, with the Corporation’s acknowledgement and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve on the Board of Directors.

AGREEMENT
NOW, THEREFORE, in consideration of the premises and covenants contained herein and the Indemnitee’s agreement to provide services to the Corporation, the Corporation and Indemnitee hereby agree as follows:
ARTICLE 1
CERTAIN DEFINITIONS
Capitalized terms used but not otherwise defined in this Agreement have the meanings set forth below:
“Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Corporation approving a merger of the Corporation with another entity.
“Change of Control” means the occurrence after the date of this Agreement of any of the following events:
(a)
Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing 35% or more of the combined voting power of the Corporation’s then outstanding securities unless the change in relative Beneficial Ownership of the Corporation’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors; provided, that the following securities shall be excluded for purposes of determining whether a Change of Control has occurred under this paragraph (a): (i) any securities held by Luminus Energy Partners Master Fund, Ltd. or its affiliates (as defined in the Exchange Act) (“Luminus”), (ii) any securities obtained by Luminus pursuant to its preemptive rights, and (iii) any securities obtained by Luminus in exchange for or upon exercise of the securities identified in the preceding clauses (i) or (ii).

(b)
During any period of two (2) consecutive years (not including any period prior to the date of this Agreement), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in Subsections (a), (c) or (d)) whose election by the Board of Directors or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board of Directors;

(c)
The effective date of a merger or consolidation of the Corporation with any other entity, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

(d)
The approval by the Corporation’s stockholders of a complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets; and

(e)
Any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirement.

“Controlled Affiliate” means any corporation, limited liability company, partnership, joint venture, trust or other Enterprise, whether or not for profit, that is, directly or indirectly, controlled by the Corporation. For purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of an Enterprise, whether through the ownership of voting securities, through other voting rights, by contract or otherwise.
“Corporate Status” means the status of a person who is or was (including prior to the date of this Agreement) a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of the Corporation, any of the Corporation’s direct or indirect subsidiaries, or of any other Enterprise on behalf of which such person is or was serving at the request of the Corporation or any of the Corporation’s direct or indirect subsidiaries.  In addition to any service at the actual request of the Corporation, Indemnitee will be deemed, for purposes of this Agreement, to be serving or to have served at the request of the Corporation as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another Enterprise if Indemnitee is or was serving as a director, officer, employee, partner, member, manager, fiduciary, trustee or agent of such Enterprise and (i) such Enterprise is or at the time of such service was a Controlled Affiliate, (ii) such Enterprise is or at the time of such service was an employee benefit plan (or related trust) sponsored or maintained by the Corporation or a Controlled Affiliate or (iii) the Corporation or a Controlled Affiliate, directly or indirectly, caused Indemnitee to be nominated, elected, appointed, designated, employed, engaged or selected to serve in such capacity.
“Disinterested Director” means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.
“Enterprise” means the Corporation and any other corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other entity or other enterprise.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute thereto, and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.
“Expenses” means any and all reasonable costs including, but not limited to, fees and charges, expenses and disbursements, including any and all attorney’s fees, disbursements and retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, fax transmission charges, secretarial services, delivery service fees and all other fees, expenses or disbursements, actually paid or incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding or in connection with seeking indemnification or other rights under this Agreement.  Expenses will also include (a) Expenses actually paid or incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for and other costs relating to any appeal bond or its equivalent, (b) expenses incurred in connection with recovery under any directors’ and officers’ liability insurance policies maintained by the Corporation, regardless of whether Indemnitee is ultimately determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be, and (c) for purposes of Article 4 only, Expenses actually incurred by or on behalf of Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by Proceeding or otherwise.  The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Corporation in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable.  Expenses, however, will not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

“Independent Counsel” means an attorney or firm of attorneys that is experienced in matters of corporation law and neither currently is, nor in the past five (5) years has been, retained to represent: (a) the Corporation, any subsidiary of the Corporation, or Indemnitee in any matter material to any such party (other than with respect to matters concerning the Indemnitee under this Agreement and/or the indemnification provisions of the Constituent Documents, or of other indemnitees under similar indemnification agreements) or (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” does not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing the Corporation, any subsidiary of the Corporation, or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
“Losses” means any and all (a) losses, claims, liabilities, contingencies, judgments, orders, damages, amounts paid or payable in settlement, fines (including excise taxes and penalties assessed with respect to employee benefit plans), penalties (in each case, whether civil, criminal or otherwise), and Expenses, (b) interest, assessments, federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt thereof or hereunder and (c) other charges paid or payable in connection with or in respect of any of the foregoing.
“Other Indemnitors” means (a) any employer of Indemnitee; (b) any Enterprise in which Indemnitee is a partner, member or equity holder; (c) any Enterprise for whom Indemnitee is serving or has served as a director of the Corporation at the request of such Enterprise; (d) any other source of indemnification to Indemnitee or any Person required to provide indemnification for the benefit of the Indemnitee; (e) any affiliate of any Person described in the foregoing clauses (a), (b), (c) or (d); and (f) any insurer of any Person described in the foregoing clauses (a), (b), (c), (d) or (e), in each such case, to the extent Indemnitee has rights to indemnification and/or insurance provided by such Enterprise, insurer or other Person in connection with his or her service as a director of the Corporation.
“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity and includes the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act.
“Proceeding” means any threatened, pending or completed action, suit, claim, demand, arbitration, alternate dispute resolution mechanism, investigation, inquiry, hearing or any other actual, threatened or completed proceeding, including any and all appeals, in each case, whether brought by or in the right of the Corporation (or any of its direct or indirect subsidiaries or any parent of the Corporation) or otherwise, whether civil, criminal, administrative or investigative, whether formal or informal, whether made pursuant to federal, state, local, or foreign law or otherwise, and whether or not commenced prior to the date of this Agreement, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise, by reason of or relating to Indemnitee’s Corporate Status and by reason of or relating to either (a) any action or alleged action taken by Indemnitee (or failure or alleged failure to act) or of any action or alleged action (or failure or alleged failure to act) on Indemnitee’s part, while acting in his or her Corporate Status or (b) the fact that Indemnitee is or was serving at the request of the Corporation (or of any of its direct or indirect subsidiaries or any parent of the Corporation) as director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another Enterprise, in each case, whether or not serving in such capacity at the time any Loss or Expense is paid or incurred for which indemnification or advancement of Expenses can be provided under this Agreement. If Indemnitee believes in good faith that a given situation may lead to or culminate in the institution of a Proceeding, this shall be considered a Proceeding under this paragraph.

References to “serving at the request of the Corporation” include any service as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of the Corporation (or any of its direct or indirect subsidiaries or any parent of the Corporation) which imposes duties on, or involves services by, such director, officer, employee partner, member, manager, trustee, fiduciary or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in and not opposed to the best interests of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to under applicable law or in this Agreement.
ARTICLE 2
SERVICES TO THE CORPORATION
2.1          Services to the Corporation. Indemnitee serves, has served or agrees to serve as a director or officer of the Corporation. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event, the Corporation will have no obligation under this Agreement to continue Indemnitee in such position after the date of such resignation; provided, however, that this Agreement shall continue in force after Indemnitee has ceased to serve as a director or officer of the Corporation, as provided in Article 12. This Agreement will not be construed as giving Indemnitee any right to be retained in the employ of the Corporation (or any other Enterprise). For purposes of Articles 2 through 13, “Corporation” shall include Celadon Group, Inc., each of its direct or indirect subsidiaries and any parent of Celadon Group, Inc.
ARTICLE 3
INDEMNIFICATION
3.1          Corporation Indemnification. The Corporation hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law, as such may be amended from time to time. For purposes of this Agreement, the meaning of the phrase “to the fullest extent permitted by law” will include to the fullest extent permitted by the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”) or any statute that replaces or succeeds the relevant sections of the DGCL with respect to such matters. In furtherance of the foregoing indemnification, and without limiting the generality thereof:
(a)
Proceedings Other Than Proceedings by or in the Right of the Corporation. The Corporation shall indemnify Indemnitee in accordance with this Section 3.1(a) if, by reason of his or her Corporate Status, the Indemnitee is, or is threatened to be made, a party to or participant in, or otherwise requires representation of counsel in connection with, any Proceeding other than a Proceeding by or in the right of the Corporation. Pursuant to this Section 3.1(a), Indemnitee shall be indemnified to the fullest extent permitted by law against all Expenses and Losses, and any and all federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, that are actually and reasonably paid or incurred by him or her, or on his or her behalf, in connection with such Proceeding.  The parties intend that this Agreement shall provide to the fullest extent permitted by law for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Constituent Documents, vote of the Company’s stockholders or disinterested directors or applicable law.

(b)
Proceedings by or in the Right of the Corporation. The Corporation shall indemnify Indemnitee in accordance with this Section 3.1(b) if, by reason of his or her Corporate Status, the Indemnitee is, or is threatened to be made, a party to or participant in, or otherwise requires representation in connection with, any Proceeding brought by or in the right of the Corporation. Pursuant to this Section 3.1(b), Indemnitee shall be indemnified to the fullest extent permitted by law against all Expenses, and any and all federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, that are actually and reasonably paid or incurred by him or her, or on his or her behalf, in connection with such Proceeding; provided, however, that if applicable law so requires, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Corporation unless and to the extent that the Court of Chancery of the State of Delaware or any court in which the Proceeding was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to such indemnification.

(c)
Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification otherwise provided for in this Section 3.1 of this Agreement, the Corporation shall and hereby does indemnify and hold harmless Indemnitee to the fullest extent permitted by law against all Expenses and Losses, and any and all federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement actually and reasonably paid or incurred by him or her or on his or her behalf if, by reason of his Corporate Status, he or she is, or is threatened to be made, a party to or participant in, or otherwise requires representation in connection with, any Proceeding (including a Proceeding by or in the right of the Corporation), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee. The only limitation that shall exist upon the Corporation’s obligations pursuant to this Agreement shall be that the Corporation shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Articles 6 and Section 8.2 hereof) to be unlawful.

3.2          Mandatory Indemnification if Indemnitee is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement (other than Section 6.9), to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Corporation shall indemnify Indemnitee to the fullest extent permitted by law against all Expenses that are actually and reasonably paid or incurred by Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Proceeding, but is successful, on the merits or otherwise, as to one or more but fewer than all claims, issues or matters in such Proceeding, the Corporation shall indemnify and hold harmless Indemnitee against all Expenses paid or incurred by Indemnitee in connection with each successfully resolved claim, issue or matter to the fullest extent permitted by law. For purposes of this Section 3.2 and without limitation, the termination of any Proceeding, or any claim, issue or matter in such Proceeding, by dismissal with or without prejudice will be deemed to be a successful result as to such Proceeding, claim, issue or matter.
3.3          Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, the Corporation shall indemnify Indemnitee to the fullest extent permitted by law against all Expenses actually and reasonably paid or incurred by Indemnitee on his or her behalf in connection therewith.
3.4          Exclusions. Notwithstanding any other provision of this Agreement, the Corporation will not be obligated under this Agreement to provide indemnification in connection with the following:
(a)
Any Proceeding (or part of any Proceeding) initiated or brought voluntarily by Indemnitee against the Corporation or its directors, officers, employees or other indemnities, unless (i) the Board of Directors authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (iii) the Proceeding was initiated to establish or enforce a right to indemnification under this Agreement, any other agreement or insurance policy, or under the Constituent Documents, (iv) to the extent Indemnitee incurred Expenses or Losses in connection with any mandatory counterclaim, cross-claim or affirmative defense brought or raised by Indemnitee in any Proceeding (or any part of any Proceeding), or (v) as otherwise required under the laws of the State of Delaware; provided, however, that nothing in this Section 3.4(a) shall limit the right of Indemnitee to be indemnified under Section 8.4.

(b)
In respect of any claim, issue or matter as to which Indemnitee was acting in his or her Corporate Status and in such capacity shall have been adjudged pursuant to a non-appealable final order to have failed to act in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, in each such case, unless, and only to the extent that, the court in which such claim, action, suit or proceeding was brought shall determine upon application that, despite the adjudication of the foregoing but in view of all circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses and/or losses which such court shall deem proper.

(c)
With respect to any criminal action or proceeding, if Indemnitee had reasonable cause to believe such Indemnitee’s conduct was unlawful, in each such case, unless, and only to the extent that, the court in which such claim, action, suit or proceeding was brought shall determine upon application that, despite the adjudication of the foregoing but in view of all circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses and/or losses which such court shall deem proper.

(d)
For an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Exchange Act or any similar successor statute.

ARTICLE 4
ADVANCEMENT OF EXPENSES
4.1          Expense Advances. Notwithstanding any provision of this Agreement to the contrary (except as set forth in Section 4.2), the Corporation shall advance, to the fullest extent permitted by law, to Indemnitee (hereinafter an “Expense Advance”) any and all Expenses actually and reasonably paid or incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding (whether prior to or after its final disposition). Indemnitee’s right to each Expense Advance will not be subject to the satisfaction of any standard of conduct and will be made without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement, or under provisions of the Constituent Documents or otherwise. Each Expense Advance will be unsecured and interest free and will be made by the Corporation without regard to Indemnitee’s ability to repay the Expense Advance; provided, however, that, if applicable law requires, an Expense Advance will be made only upon delivery to the Corporation of a written undertaking (hereinafter an “Undertaking”), by or on behalf of Indemnitee, to repay such Expense Advance if it is ultimately determined, by final decision by a court or arbitrator, as applicable, from which there is no further right to appeal, that Indemnitee is not entitled to be indemnified for such Expenses under the Constituent Documents, the DGCL, this Agreement or otherwise. An Expense eligible for an Expense Advance will include any and all reasonable Expenses incurred pursuing an action to enforce the right of advancement provided for in this Article 4, including Expenses incurred preparing and forwarding statements to the Corporation to support the Expense Advances claimed.
4.2          Exclusions. Indemnitee will not be entitled to any Expense Advance in connection with any of the matters for which indemnity is excluded pursuant to Sections 3.4(a) or 3.4(d).
4.3          Timing. An Expense Advance pursuant to Section 4.1 will be made within five (5) business days after the receipt by the Corporation of a written statement or statements from Indemnitee requesting such Expense Advance (which statement or statements will include, if requested by the Corporation, reasonable detail underlying the Expenses for which the Expense Advance is requested), whether such request is made prior to or after final disposition of such Proceeding. In connection with any request for an Expense Advance, Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. Such request must be accompanied by or preceded by the Undertaking, if then required by the DGCL or any other applicable law.

ARTICLE 5
CONTRIBUTION IN THE EVENT OF JOINT LIABILITY
5.1          Contribution by Corporation.
(a)
Whether or not the indemnification or expense advancement provided in Articles 3 or 4, respectively, is available, in respect of any Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding), to the fullest extent of the law, the Corporation shall pay, in the first instance, the entire amount of any Expenses or Losses of such Proceeding without requiring Indemnitee to contribute to such payment and the Corporation hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Corporation shall not enter into any settlement of any Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b)
Without diminishing or impairing the obligations of the Corporation set forth in the preceding Section 5.1(a), if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding), to the fullest extent of the law, the Corporation shall pay to Indemnitee the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Corporation hereby waives and relinquishes any right of contribution it may have against Indemnitee. Indemnitee shall not enter into any settlement of any Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against the Corporation.

(c)
To the fullest extent permitted by law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever (including due to an election by Indemnitee), the Corporation, in lieu of indemnifying Indemnitee, will contribute to the amount of Expenses and Losses actually and reasonably incurred or paid by Indemnitee in connection with any Proceeding in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Corporation and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding and/or (ii) the relative fault of the Corporation (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

5.2          Indemnification for Contribution Claims by Others. To the fullest extent permitted by law, the Corporation shall fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by other officers, directors or employees of the Corporation who may be jointly liable with Indemnitee for any Loss or Expense arising from a Proceeding.
5.3          Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for a portion of any Expenses or Losses in respect of a Proceeding but not for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

ARTICLE 6
PROCEDURES AND PRESUMPTIONS FOR THE
DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION
6.1          Notification of Claims; Request for Indemnification. Indemnitee agrees to notify promptly the Corporation in writing of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement; provided, however, that a delay in giving such notice will not deprive Indemnitee of any right to be indemnified under this Agreement unless, and then only to the extent that, the Corporation did not otherwise learn of the Proceeding and such delay is materially prejudicial to the Corporation’s ability to defend such Proceeding; and, provided, further, however, that notice will be deemed to have been given without any action on the part of Indemnitee in the event the Corporation is a party to the same Proceeding. The omission to notify the Corporation will not relieve the Corporation from any liability for indemnification which it may have to Indemnitee otherwise than under this Agreement. Indemnitee may deliver to the Corporation a written request for the Corporation to indemnify and hold harmless Indemnitee in accordance with this Agreement. Subject to Section 6.9, such request may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his or her sole discretion. Following such a written request for indemnification, Indemnitee’s entitlement to indemnification shall be determined according to Section 6.2. The Secretary of the Corporation will, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification. The Corporation will be entitled to participate in any Proceeding at its own expense.
6.2          Determination of Right to Indemnification. Upon written request by Indemnitee for indemnification pursuant to Section 6.1 with respect to any Proceeding, a determination with respect to Indemnitee’s entitlement thereto shall be made by one of the following methods, at the election of Indemnitee: (a) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (b) if a Change in Control shall not have occurred, (i) so long as there are Disinterested Directors with respect to such Proceeding, a majority vote of the Disinterested Directors, even if less than a quorum of the Board of Directors, (ii) so long as there are Disinterested Directors with respect to such Proceeding, a committee of such Disinterested Directors designated by a majority vote of such Disinterested Directors, even though less than a quorum of the Board of Directors or (iii) Independent Counsel in a written opinion delivered to the Board of Directors, a copy of which shall also be delivered to Indemnitee. The election by Indemnitee to use a particular person, persons or Enterprise to make such determination is to be included in the written request for indemnification submitted by Indemnitee (and if no election is made in the request it will be assumed that Indemnitee has elected the Independent Counsel to make such determination).  The person, persons or Enterprise chosen to make a determination under this Agreement of the Indemnitee’s entitlement to indemnification will act reasonably and in good faith in making such determination.

6.3          Selection of Independent Counsel. If the determination of entitlement to indemnification pursuant to Section 6.2 will be made by an Independent Counsel, the Independent Counsel shall be selected as provided in this Section 6.3. If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Corporation shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Corporation advising it of the identity of the Independent Counsel so selected.  In either event, Indemnitee or the Corporation, as the case may be, may, within ten (10) days after such written notice of selection is given, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in this Agreement, and the objection will set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected will act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within thirty (30) days after submission by Indemnitee of a written request for indemnification pursuant to Section 6.1, no Independent Counsel is selected, or an Independent Counsel for which an objection thereto has been properly made remains unresolved, either the Corporation or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection that has been made to the selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court may designate, and the person with respect to whom all objections are so resolved or the person so appointed will act as Independent Counsel under Section 6.2. The Corporation shall pay any and all fees and expenses incurred by such Independent Counsel in connection with acting pursuant to Section 6.2, and the Corporation shall pay all fees and expenses incident to the procedures of this Section 6.3, regardless of the manner in which such Independent Counsel was selected or appointed.
6.4          Burden of Proof. In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall, to the fullest extent permitted by law, presume that Indemnitee is entitled to indemnification under this Agreement. Unless otherwise required by law, the Corporation or anyone seeking to overcome this presumption shall, to the fullest extent permitted by law, have the burden of proof and the burden of persuasion, by clear and convincing evidence, to overcome that presumption in connection with any person, persons or entity making any determination contrary to that presumption. In making a determination with respect to entitlement to indemnification hereunder which under this Agreement, the Constituent Documents or applicable law requires a determination of Indemnitee’s good faith and/or whether Indemnitee acted in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and/or with respect to any criminal Proceeding, whether Indemnitee had reasonable cause to believe his or her conduct was unlawful, the person, persons or Enterprise making such determination will presume that Indemnitee has at all times acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.  Unless otherwise required by law, anyone seeking to overcome this presumption will have the burden of proof and the burden of persuasion, by clear and convincing evidence. Indemnitee will be deemed to have acted in good faith if Indemnitee’s action with respect to a particular Enterprise (that Indemnitee is or was serving at the request of the Corporation on behalf of) is based on the records or books of account of such Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of such Enterprise in the course of their duties, or on the advice of legal counsel for such Enterprise or on information or records given or reports made to such Enterprise by an independent certified public accountant or by an appraiser or other expert selected by such Enterprise; provided, however, that this sentence will not be deemed to limit in any way the other circumstances in which Indemnitee may be deemed to have met such standard of conduct. In addition, the knowledge and/or actions, or failure to act, of any other director, manager, officer, agent or employee of such Enterprise will not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

6.5          No Presumption in Absence of a Determination or As Result of an Adverse Determination; Presumption Regarding Success. Neither the failure of any person, persons or Enterprise chosen to make a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief to make such determination, nor an actual determination by such person, persons or Enterprise that Indemnitee has not met such standard of conduct or did not have such belief, prior to or after the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under this Agreement under applicable law, will be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In addition, the termination of any Proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, will not create a presumption that Indemnitee did not meet any particular standard of conduct and with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful, or that Indemnitee had any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by final adverse judgment (as to which all rights of appeal therefrom have been exhausted or lapsed) against Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration) it will be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding.
6.6          Timing of Determination. The Corporation will use its reasonable best efforts to cause any determination required to be made pursuant to Section 6.2 to be made as promptly as practicable after Indemnitee has submitted a written request for indemnification pursuant to Section 6.1. If the person, persons or Enterprise chosen to make a determination does not make such determination within thirty (30) days after the later of the date (a) the Corporation receives Indemnitee’s request for indemnification pursuant to Section 6.1 and (b) on which an Independent Counsel is selected pursuant to Section 6.3, if applicable (and all objections to such person, if any, have been resolved), the requisite determination of entitlement to indemnification will be deemed to have been made and Indemnitee will be entitled to such indemnification, so long as (i) Indemnitee has fulfilled his or her obligations pursuant to Section 6.8  and (ii) such indemnification is not prohibited under applicable law; provided, however, that such thirty (30) day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or Enterprise making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining of or evaluating of documentation and/or information relating thereto.
6.7          Timing of Payments. All payments of Expenses, including any Expense Advance, and other amounts by the Corporation to the Indemnitee pursuant to this Agreement will be made as soon as practicable after a written request or demand therefor by Indemnitee is presented to the Corporation, but in no event later than ten (10) business days after (a) such demand is presented or (b) such later date as a determination of entitlement to indemnification is made in accordance with Section 6.6, if applicable; provided, however, that an Expense Advance will be made within the time provided in Section 4.3. If the Corporation disputes a portion of the amounts for which indemnification is requested, the undisputed portion shall be paid and only the disputed portion withheld pending resolution of any such dispute.
6.8          Cooperation. Indemnitee will cooperate with the person, persons or Enterprise making a determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or Enterprise, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Expenses incurred by Indemnitee in so cooperating with the person, persons or Enterprise making such determination will be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Corporation will indemnify Indemnitee therefor and will hold Indemnitee harmless therefrom.

6.9          Time for Submission of Request. Indemnitee will be required to submit any request for Indemnification pursuant to this Article 6 within a reasonable time, not to exceed two (2) years, after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere (or its equivalent) or other full or partial final determination or disposition of the Proceeding (with the latest date of the occurrence of any such event to be considered the commencement of the two (2) year period).
ARTICLE 7
LIABILITY INSURANCE
7.1          Corporation Insurance. For the duration of Indemnitee’s service as a director and/or officer of the Corporation and for so long thereafter as Indemnitee shall be subject to any pending or possible Proceeding, the Corporation shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage that is at least substantially comparable in scope and amount to that provided by the Corporation’s then current policies of directors’ and officers’ liability insurance with one or more reputable insurance companies, providing Indemnitee with coverage in such amount as will be determined by the Board of Directors for Losses and Expenses paid or incurred by Indemnitee as a result of acts or omissions of Indemnitee in his or her Corporate Status, and to ensure the Corporation’s performance of its indemnification obligations under this Agreement; provided, however, that in all policies of director and officer liability insurance obtained by the Corporation, Indemnitee shall be named as an insured party in such manner as to provide Indemnitee with at least the same rights and benefits as are afforded to the most favorably insured directors or officers, as applicable, of the Corporation under such policies.  Upon written request, the Company shall provide Indemnitee with a copy of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials.
7.2          Notice to Insurers. If, at the time of receipt by the Corporation of a notice from any source of a Proceeding as to which Indemnitee is a party or participant, the Corporation shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies, and the Corporation will provide Indemnitee with a copy of such notice and copies of all subsequent correspondence between the Corporation and such insurers related thereto. The Corporation shall thereafter take all necessary, appropriate or desirable actions to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. The failure or refusal of such insurers to pay any such amount shall not affect or impair the obligations of the Corporation under this Agreement.
ARTICLE 8
REMEDIES OF INDEMNITEE
8.1          Action by Indemnitee. In the event that (a) a determination is made pursuant to Article 6 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (b) an Expense Advance is not timely made pursuant to Section 4.3 of this Agreement, (c) no determination of entitlement to indemnification is made within the applicable time periods specified in Section 6.6, (d) payment of indemnified amounts is not made within the applicable time periods specified in Section 6.7, or (e) the Corporation or any other person or entity takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny or to recover from Indemnitee the benefits provided or intended to be provided hereunder, Indemnitee will be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his or her entitlement to such indemnification or payment of an Expense Advance. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The provisions of Delaware law (without regard to its conflict of laws rules) will apply to any such arbitration. The Corporation will not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

8.2          De Novo Review if Prior Adverse Determination. In the event that a determination is made pursuant to Article 6 that Indemnitee is not entitled to indemnification, unless otherwise required by law, any judicial proceeding or arbitration commenced pursuant to this Article 8 will be conducted in all respects as a de novo trial or arbitration, as applicable, on the merits and Indemnitee will not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Article 8, Indemnitee will be presumed to be entitled to indemnification under this Agreement, the Corporation will have the burden of proving Indemnitee is not entitled to indemnification. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Article 8, Indemnitee will not be required to reimburse the Corporation for any Expense Advance made pursuant to Article 4 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).
8.3          Corporation Bound by Favorable Determination by Reviewing Party. If a determination is made that Indemnitee is entitled to indemnification pursuant to Article 6, the Corporation will be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Article 8, absent (a) a misstatement by Indemnitee of a material fact or an omission of a material fact necessary to make Indemnitee’s statements in connection with the request for indemnification not materially misleading or (b) a prohibition of such indemnification under law.
8.4          Corporation Bears Expenses if Indemnitee Seeks Adjudication. In the event that Indemnitee, pursuant to this Article 8, seeks (or defends any action relating thereto) a judicial adjudication or arbitration of his or her rights under, or to recover damages for breach of, this Agreement, any other agreement for indemnification, the indemnification or advancement of expenses provisions in the Constituent Documents, payment of Expenses in advance or contribution hereunder or to recover under any director and officer liability insurance policies maintained by the Corporation, the Corporation will, to the fullest extent permitted by law, indemnify and hold harmless Indemnitee against any and all Expenses which are paid or incurred by Indemnitee in connection with such judicial adjudication or arbitration, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, payment of Expense Advances or contribution or insurance recovery. In addition, if requested by Indemnitee, the Corporation will (within five (5) days after receipt by the Corporation of the written request therefor), pay as an Expense Advance such Expenses, to the fullest extent permitted by law.
8.5          Corporation Bound by Provisions of this Agreement. The Corporation will be precluded from asserting in any judicial or arbitration proceeding commenced pursuant to this Article 8 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and will stipulate in any such judicial or arbitration proceeding that the Corporation is bound by all the provisions of this Agreement.

ARTICLE 9
NON-EXCLUSIVITY, SUBROGATION; NO DUPLICATIVE PAYMENTS
9.1          Non-Exclusivity. The rights of indemnification and to receive Expense Advances as provided by this Agreement (a) shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Constituent Documents, any insurance policy, any other agreement, a vote of equityholders, a resolution of the directors or otherwise, and (b) shall be interpreted independently of, and without reference to, any other such rights to which Indemnitee may at any time be entitled. To the extent Indemnitee otherwise would have any greater right to indemnification or payment of any advancement of Expenses under any other provisions under applicable law, the Constituent Documents, any insurance policy, any agreement, vote of equityholders, a resolution of the directors or otherwise, Indemnitee will be entitled under this Agreement to such greater right. No amendment, alteration or repeal of this Agreement or of any provision hereof limits or restricts any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee prior to such amendment, alteration or repeal. To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Constituent Documents and this Agreement, it is the intent of the parties hereto that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.  The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he or she may have ceased to serve in such capacity at the time of any action or other covered Proceeding.
9.2          Subrogation. Except as provided in Section 9.3, in the event of any payment by the Corporation under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect thereto and Indemnitee will execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights (it being understood that all of Indemnitee’s reasonable Expenses related thereto will be borne by the Corporation).
9.3          No Duplicative Payments. The Corporation will not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or any Expense for which advancement is provided) hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise, except as provided in this Section 9.3. The Corporation’s obligation to indemnify or advance Expenses hereunder to Indemnitee in respect of Proceedings relating to Indemnitee’s service at the request of the Corporation as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of any other Enterprise will be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other Enterprise, except as provided in this Section 9.3. The Corporation hereby agrees (a) that in relation to any Other Indemnitor it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of any Other Indemnitor to advance expenses or to provide indemnification for the same Expenses or liabilities incurred by Indemnitee are secondary), (b) that it shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Losses to the extent legally permitted and as required by the terms of this Agreement, the Constituent Documents (or any other agreement between the Corporation and Indemnitee), without regard to any rights Indemnitee may have against the Other Indemnitors and (c) that it irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Other Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Corporation shall affect the foregoing and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Corporation. The Corporation and Indemnitee agree that the Other Indemnitors are express third party beneficiaries of the terms of this Section 9.3.
9.4          More Favorable Terms.  In the event the Corporation enters into an indemnification agreement with another director or officer, as the case may be, containing terms more favorable to the indemnitee thereof than the terms contained herein, Indemnitee will be afforded the benefit of such more favorable terms and such more favorable terms will be deemed incorporated by reference herein as if set forth in full herein. As promptly as practicable following the execution thereof, the Corporation shall (a) send a copy of the agreement containing more favorable terms to Indemnitee, and (b) prepare, execute and deliver to Indemnitee an amendment to this Agreement containing such more favorable terms.

ARTICLE 10
DEFENSE OF PROCEEDINGS
10.1          Corporation Assuming the Defense. Subject to Section 10.3 below, in the event the Corporation is obligated to pay in advance the Expenses of any Proceeding pursuant to Article 4, the Corporation will be entitled, by written notice to Indemnitee, to assume the defense of such Proceeding, with counsel approved by Indemnitee, which approval will not be unreasonably withheld. The Corporation will identify the counsel it proposes to employ in connection with such defense as part of the written notice sent to Indemnitee notifying Indemnitee of the Corporation’s election to assume such defense, and Indemnitee will be required, within ten (10) days following Indemnitee’s receipt of such notice, to inform the Corporation of its approval of such counsel or, if it has objections, the reasons therefor. If such objections cannot be resolved by the parties, the Corporation will identify alternative counsel, which counsel will also be subject to approval by Indemnitee in accordance with the procedure described in the prior sentence.
10.2          Right of Indemnitee to Employ Counsel. Following approval of counsel by Indemnitee pursuant to Section 10.1 and retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee under this Agreement for any fees and expenses of counsel subsequently incurred by Indemnitee with respect to the same Proceeding; provided, however, that (a) Indemnitee has the right to employ counsel in any such Proceeding at Indemnitee’s expense and (b) the Corporation will be required to pay the fees and expenses of Indemnitee’s counsel if (i) the employment of counsel by Indemnitee has been previously authorized by the Corporation, (ii) Indemnitee reasonably concludes that there is an actual or potential conflict between the Corporation (or any other person or persons included in a joint defense) and Indemnitee in the conduct of such defense or representation by such counsel retained by the Corporation, (iii) the defendants or potential defendants in such Proceeding include both the Corporation and Indemnitee and Indemnitee reasonably concludes that one or more legal defenses may be available to Indemnitee that are different from or in addition to those available to the Corporation and such different or additional defenses would be incompatible with representation by the same counsel, (iv) representation of Indemnitee by counsel retained by the Corporation would be precluded under the applicable standards of professional conduct then prevailing, or (v) the Corporation does not continue to retain the counsel approved by Indemnitee.
10.3          Corporation Not Entitled to Assume Defense. Notwithstanding Section 10.1, the Corporation will not be entitled to assume the defense of any Proceeding brought by or on behalf of the Corporation or any Proceeding as to which Indemnitee has reasonably made the conclusion provided for in Sections 10.2(b)(ii)-(iii).

ARTICLE 11
SETTLEMENT
11.1          Corporation Bound by Provisions of this Agreement. Notwithstanding anything in this Agreement to the contrary, the Corporation will have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Corporation’s prior written consent, which consent will not be unreasonably withheld.
11.2          When Indemnitee’s Prior Consent Required. The Corporation will not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (a) includes an admission of fault of Indemnitee, any non-monetary remedy imposed on Indemnitee or a Loss for which Indemnitee is not wholly indemnified hereunder or (b) with respect to any Proceeding with respect to which Indemnitee may be or is made a party or a participant or may be or is otherwise entitled to seek indemnification hereunder, does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release will be in form and substance reasonably satisfactory to Indemnitee. Neither the Corporation nor Indemnitee will unreasonably withhold its consent to any proposed settlement; provided, however, that Indemnitee may withhold consent to any settlement that does not provide a full and unconditional release of Indemnitee from all liability in respect of such Proceeding.
ARTICLE 12
DURATION OF AGREEMENT
12.1          Duration of Agreement. This Agreement shall continue until and terminate upon the latest of (a) expiration of the statute of limitations applicable to any claim that could be asserted against Indemnitee with respect to which Indemnitee may be entitled to indemnification and/or an Expense Advance under this Agreement, (b) ten (10) years after the date that Indemnitee has ceased to serve as a director or officer of the Corporation or as a director, officer, employee, partner, member, manager, fiduciary or agent of any other Enterprise which Indemnitee served at the request of the Corporation or (c) if, at the later of the dates referred to in (a) and (b) above, there is pending a Proceeding in respect of which Indemnitee is granted rights of indemnification or the right to an Expense Advance under this Agreement or a Proceeding commenced by Indemnitee pursuant to Article 8 of this Agreement, one (1) year after the final termination of such Proceeding, including any and all appeals.

ARTICLE 13
MISCELLANEOUS
13.1          Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof; provided, however, that it is agreed that the provisions contained in this Agreement are a supplement to, and not a substitute for, any provisions regarding the same subject matter contained in the Constituent Documents, any employment or similar agreement between the parties, any directors’ and officers’ liability insurance maintained by the Corporation, and applicable law.
13.2          Assignment; Binding Effect; Third Party Beneficiaries. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party and any such assignment by a party without prior written approval of the other parties will be deemed void ab initio and not binding on such other parties. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors, permitted assigns, heirs, executors and personal and legal representatives. Except as set forth in Section 9.3, there are no third party beneficiaries having rights under or with respect to this Agreement.  The Corporation shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Corporation, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee, or agent of the Corporation or of any other Enterprise at the Corporation’s request.
13.3          Notices. All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):
(a)	If to the Indemnitee, to the address set forth on the signature page hereto.
(b)	If to the Corporation, to:
Celadon Group, Inc.
9503 East 33rd Street
Indianapolis, IN 46235
Attention: General Counsel
E-mail: cwelsh@celadontrucking.com

With a copy (which shall not constitute notice) to:
Scudder Law Firm, P.C., L.L.O.
411 S. 13th Street, Suite 200
Lincoln, NE 68508
Attention: Mark A. Scudder
Email: mscudder@scudderlaw.com

All notices, requests or other communications will be effective and deemed given only as follows: (a) if given by personal delivery, upon such personal delivery, (b) if sent by certified or registered mail, on the fifth (5th) business day after being deposited in the United States mail, (c) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, or (d) if sent by facsimile, upon the transmitter’s confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day. Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

13.4          Specific Performance; Remedies. Each party acknowledges and agrees that the other party would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted in any state or federal court sitting in the State of Delaware having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.
13.5          Submission to Jurisdiction. Any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought in any state or federal court sitting in the State of Delaware having jurisdiction over the parties and the matter, and each party consents to the non-exclusive jurisdiction and venue of such court (and of the appropriate appellate courts therefrom) in any such Proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.
13.6          Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.
13.7          Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice of law principles.
13.8          Amendment. Except pursuant to the first sentence of Section 9.4, this Agreement may not be amended or modified except by a writing signed by all of the parties.
13.9          Extensions; Waivers. Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.
13.10          Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided, however, that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.
13.11          Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, which delivery may be made by exchange of copies of the signature page by facsimile, portable document format (.pdf), or other electronic transmission.

13.12          Construction. This Agreement has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any law will be deemed also to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. Time is of the essence in the performance of this Agreement.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
CELADON GROUP, INC.

By:
Name:
Title:

INDEMNITEE

Signature

Print Name

Address:

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